UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 13, 2009

SkyWest, Inc.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-14719	87-0292166
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

4444 South River Road
St. George, Utah		84790
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(435) 634-3000

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On March 13, 2009, as part of a previously announced share repurchase program, SkyWest, Inc. (the “Company”) entered into a Rule 10b5-1 trading plan with Raymond James & Associates, Inc. (“RJA”).  Pursuant to the trading plan, which became effective on March 13, 2009, the Company engaged RJA to repurchase in the open market or through privately negotiated transactions up to 3,400,000 shares of the Company’s common stock.  Commencing March 13, 2009 and continuing through March 13, 2011 (the “Plan Period”) and subject to a maximum price limitation, the trading plan authorizes daily share repurchases of the Company’s common stock up to the lesser of (a) 20,000 shares and (b) the limit  imposed under Rule 10b-18(b)(4) of the Securities Exchange Act of 1934, as amended (25% of the average daily trading volume of the Company’s common stock for the preceding four calendar weeks).

A copy of the trading plan is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	SkyWest, Inc. Stock Repurchase Plan, dated March 13, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkyWest, Inc.

Dated: March 19, 2009	By	/s/ Bradford R. Rich
Bradford R. Rich, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	SkyWest, Inc. Stock Repurchase Plan, dated March 13, 2009